CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors" and to the use of our report dated December 12, 2003 (except for Note I, as to which the date is December 23, 2003), which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-7812 and 811-04791) of AllianceBernstein Municipal Income Fund, Inc. (comprising, respectively, the National, Insured National, New York, California and Insured California Portfolios).





                              ERNST & YOUNG LLP


New York, New York
January 26, 2004